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                                  Exhibit 23.3
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the combined statements of income and cash flows of the UP Fuels Division of Union Pacific Resources Group Inc. for the three-month period ended March 31, 1999 and the year ended December 31, 1998 (and to all references to our Firm) included in or made a part of this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Fort Worth, Texas
March 14, 2000